Exhibit 5.2

June 23, 2020

Marriott Ownership Resorts, Inc.

6649 Westwood Blvd.

Orlando, Florida 32821

Re:    Marriott Ownership Resorts, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel for the entities listed on Exhibit A hereto as guarantors (the “Florida Guarantors”) in connection with the filing by Marriott Ownership Resorts, Inc., a Delaware corporation (the “Issuer”), with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of up to $350,000,000 aggregate principal amount of the Issuer’s new 4.75% Senior Notes due 2028 (the “New Notes”), which are to be unconditionally guaranteed by the Florida Guarantors as to the payment of principal and interest, in exchange for any and all of the Issuer’s issued and outstanding 4.75% Senior Notes due 2028, which are unconditionally guaranteed by the Florida Guarantors as to the payment of principal and interest and which were originally issued and sold by the Issuer in reliance upon an exemption from registration under the Securities Act and are subject to certain transfer restrictions.

The New Notes are to be issued pursuant to that certain Indenture, dated as of October 1, 2019, by and among the Issuer, Marriott Vacations Worldwide Corporation (the “Parent Guarantor”), the other guarantors party thereto including the Florida Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented through the date hereof (the “Indenture”). The Indenture includes the guarantees by the Florida Guarantors of the New Notes (the “Guarantees”).

In connection with our representation of the Florida Guarantors and the preparation of this opinion letter, we have examined the following documents (collectively, the “Documents”):

1. the Organizational Documents of each of the Florida Guarantors (“Organizational Documents” including (i) with respect to a corporation, such corporation’s Articles of Incorporation and Bylaws or other equivalent organizational documents, as amended through the date hereof, (ii) with respect to a limited liability company, such limited liability company’s Articles of Organization and Operating Agreement or other equivalent organizational documents, as amended through the date hereof, and (iii) with respect to a limited partnership, such limited partnership’s Certificate of Limited Partnership and Limited Partnership Agreement or other equivalent organizational documents, as amended through the date hereof;

2. resolutions adopted by, in the case of a corporation, the board of directors or, in the case of a limited liability company, the board of managers or sole member or, in the case of a limited partnership, the partners or general partner of each of the Florida Guarantors authorizing and approving the issuance of the Guarantees, certified as of the date hereof by an officer of each of the Florida Guarantors;

3. the Indenture;

4. the Registration Statement; and

5. such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

In rendering the opinions set forth herein, we have assumed, without investigation, the following: (i) the genuineness of all signatures and the authenticity of all Documents submitted to us as originals, the conformity to authentic original documents of all Documents submitted to us as copies and the veracity of the Documents; (ii) that each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so; and (iii) each of the parties (other than the Florida Guarantors) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

In rendering our opinions, we have relied without investigation on the certificates of each of the Florida Guarantors, and have not independently verified any of the factual matters set forth in any document upon which we have relied. We have not been requested to conduct, nor have we undertaken, any independent investigation to verify the content or veracity thereof, or to determine the accuracy of any statement, and no inference as to our knowledge of any matters should be drawn from the fact of our representation of the Florida Guarantors. We have not been asked, nor have we endeavored, to revise or comment upon the contents of the Registration Statement relating to the New Notes or the Guarantees.

While certain members of our firm are admitted to practice in other jurisdictions, for purposes of this letter, we have examined only the laws of the State of Florida. No opinion is expressed herein with respect to (i) the qualification of the New Notes or the Guarantees under the securities or blue sky laws of any federal, state or any foreign jurisdiction, (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof, (iii) tax, insolvency, antitrust, pension, employee benefit, environmental, intellectual property, banking, insurance, labor, and health and safety laws or (iv) any county, municipality or other political subdivision or local governmental agency or authority laws.

Additionally, as to questions of fact in respect of the opinions hereinafter expressed, we have relied solely upon the Documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. Each of the Florida Guarantors is in existence and is of active status under the laws of the State of Florida and has the corporate, limited liability company or limited partnership power to enter into and perform its obligations under the Guarantees.

2. Each of the Florida Guarantors has taken all necessary corporate, limited liability company or limited partnership action to authorize the execution and delivery of and performance of its obligations under the Guarantees.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matter. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Greenberg Traurig, P.A.

GREENBERG TRAURIG, P.A.

EXHIBIT A

Exact Name of Additional Registrant Guarantor as Specified in Its Charter
Aston Hotels & Resorts Florida, LLC
Beach House Development Partnership
Coconut Plantation Partner, Inc.
Data Marketing Associates East, Inc.
Flex Collection, LLC
HV Global Marketing Corporation
HVO Key West Holdings, LLC
ILG Management, LLC
Interval International, Inc.
Interval Resort & Financial Services, Inc.
Interval Software Services, LLC
Key Wester Limited
Lagunamar Cancun Mexico, Inc.
Resort Management Finance Services, Inc.
S.O.I. Acquisition Corp.
Scottsdale Residence Club, Inc.
Sheraton Flex Vacations, LLC
St. Regis New York Management, Inc.
St. Regis Residence Club, New York Inc.
Vacation Title Services, Inc.
VCH Communications, Inc.
VCH Consulting, Inc.
VCH Systems, Inc.
Vistana Acceptance Corp.
Vistana Aventuras, Inc.
Vistana Development, Inc.
Vistana Management, Inc.
Vistana Portfolio Services, Inc.
Vistana PSL, Inc.
Vistana Residential Management, Inc.
Vistana Vacation Ownership, Inc.
Vistana Vacation Realty, Inc.
VSE Development, Inc.
VSE East, Inc.
VSE Mexico Portfolio Services, Inc.
VSE Pacific, Inc.
VSE Trademark, Inc.
VSE Vistana Villages, Inc.
VSE West, Inc.
Westin Sheraton Vacation Services, Inc.
Worldwide Vacation & Travel, Inc.